Exhibit 10.93

FIRST AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT

THIS FIRST AMENDMENT is entered into this [DATE] by and between Navistar International Corporation (“NIC”), a Delaware corporation, its principal operating subsidiary, Navistar, Inc. (“Navistar”), a Delaware corporation (collectively, NIC and Navistar are referred to hereinafter as the “Company”), and [NAME], (hereinafter the “Executive”).

WHEREAS, Company and the Executive (collectively the “Parties” or individually a “Party”) are parties to an Executive Severance Agreement and its Attachments, amended and restated as of [DATE], which was accepted by the Executive on [DATE] and [IS EFFECTIVE/WILL BE EFFECTIVE] as of [DATE] (collectively, the “ESA”); and

WHEREAS, the Parties wish to amend the ESA to modify Paragraphs 5(b)(iii) and 5(c) of the ESA.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Effective upon the Parties’ execution of this First Amendment to Executive Severance Agreement, Paragraph 5(b)(iii) of the ESA shall be amended to read as follows1:

A lump sum cash amount paid on the Payment Date in an amount equal to the excess of (A) the present value of the Executive’s aggregate vested accrued benefits (if any) as of date of Termination under the NAVISTAR INC. Managerial Retirement Objective Plan (the “MRO”) and Supplemental Executive Retirement Plan (the “SERP”), as each may be amended from time to time, including any successor plans thereto, (collectively, the “Supplemental Plans”) in which the Executive was participating either immediately before the Change in Control, as of the date of the Executive’s Termination, determined after giving the Executive the greater of either (i) eighteen (18) additional months of age and pension service credit; or (ii) the number of additional months of age and pension service credit the Executive needs to attain the five (5) years of credited service required to vest in the Supplemental Plans, over (B) the present value as of date of Termination of the Executive’s aggregate accrued benefits (if any) to which the Executive is or may become otherwise entitled to receive under the Supplemental Plans after giving effect to paragraph 5(c) below (the excess shall be referred to as the “Supplemental Payment”); provided, that for purposes of this paragraph 5(b)(iii) only, the

[1]	The modified clauses of Paragraphs 5(b)(iii) and 5(c) are underlined for purposes of clarity in this First Amendment to Executive Severance Agreement only.

Change in Control under this document also constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code (a “409A Change in Control”); provided, further, that for purposes of this paragraph 5(b)(iii) only, the Executive’s Termination under paragraph 4(b) (and excluding a Termination under paragraph 4(d)) that occurs during the eighteen (18) month period immediately after the 409A Change in Control. The present values shall be determined using actuarial assumptions and discount rates under the NAVISTAR INC. Retirement Plan for Salaried Employees, as may be amended from time to time (the “RPSE”) as in effect immediately before the Change in Control as in effect as of the date of the Executive’s Termination. For the avoidance of doubt, the Supplemental Payment shall be in addition to (and not in lieu of) the accrued benefits (if any) to which the Executive is or may become otherwise entitled to receive under the Supplemental Plans.

2. Effective upon the Parties’ execution of this First Amendment to Executive Severance Agreement, Paragraph 5(c) of the ESA shall be amended to read as follows:

With respect to the Supplemental Plans, if a Termination of Executive’s employment occurs under paragraph 4(b) above, then (i) the Executive shall be deemed to have been terminated for reasons other than Cause (for this purpose only, as defined in the applicable plan); (ii) if, as of the date of Termination, the Executive has accrued less than five (5) years of Credited Service (as defined in the applicable plan) for the purpose of Section 10 of the MRO and Section 9 of the SERP, the Company shall deem the Executive to have attained the requisite five (5) years of Credited Service (as defined in the applicable plan) for the purpose of Section 10 of the MRO and Section 9 of the SERP as of the Executive’s date of termination, and (iii) if, as of the date of Termination, the Executive has accrued less than five (5) years of Credited Service (as defined in the applicable plan) under the NAVISTAR INC. Supplemental Retirement Accumulation Plan (the “SRAP”), the Company shall deem the Executive to have attained the requisite five (5) years of Credited Service (as defined in the applicable plan), and the Executive’s account(s) will become vested and nonforfeitable under the SRAP; provided, that for purposes of this paragraph 5(c)(i) and (ii) only, the Change in Control constitutes a 409A Change in Control; provided, further, that for purposes of this paragraph 5(c)(i) and (ii) only, that for purposes of this paragraph 5(b)(iii) only, the Executive’s Termination under paragraph 4(b) (and excluding a Termination under paragraph 4(d)) that occurs during the eighteen (18) month period immediately after the 409A Change in Control. For the avoidance of doubt, accrued benefits (if any) to which the Executive is or may become otherwise entitled to receive under the Supplemental Plans and the SRAP shall be in addition to (and not in lieu of) the Supplemental Payment.

3. Except as provided herein, all terms and conditions of the ESA, amended and restated as of [DATE], remain the same.

The signatures below signify that both the Executive and Company understand and accept all of the above terms relating to the First Amendment to Executive Severance Agreement.

NAVISTAR INTERNATIONAL CORPORATION

By:

Date Signed:

NAVISTAR, INC.

By:

Date Signed:

[NAME]

Date Signed: